Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 5, 2021, which contains an explanatory paragraph about FinServ Acquisition Corp.’s ability to continue as a going concern, relating to the consolidated financial statements of FinServ Acquisition Corp. (as restated) appearing in Amendment No. 2 to the Registration Statement on Form S-4, File No. 333-252558.

/s/ WithumSmith+Brown, PC

New York, New York
August 16, 2021